Exhibit 99.1

  GSI COMMERCE REPORTS RECORD FISCAL 2005 SECOND QUARTER OPERATING RESULTS;
          COMPANY SIGNS MULTIYEAR AGREEMENTS WITH THREE NEW PARTNERS

     KING OF PRUSSIA, Pa., July 27 /PRNewswire-FirstCall/ -- GSI Commerce Inc. (Nasdaq: GSIC) today announced results for the second fiscal quarter ended July 2, 2005.

     "The second quarter was very exciting for GSI Commerce, highlighted by strong operating results, continued new partner momentum and the addition of international capabilities," said Michael G. Rubin, chairman and CEO of GSI Commerce. "Our solid top- and bottom-line results reflect the strength of our partner base and platform as well as robust underlying e-commerce trends. The addition of three new partners brings our total for the year to nine new partners and already has us at the high end of our expected range of five to 10 new partners for the year. This reflects what we believe is a growing interest in e-commerce outsourcing and GSI Commerce's leadership position in the market. Through our agreement to acquire control of Aspherio, we now are able to offer international capabilities to our partners, opening up what we believe could be a significant growth opportunity for GSI Commerce. Overall, GSI Commerce had a strong first half of fiscal 2005 and we believe we are well positioned to deliver solid results for the balance of the year."

     Net Revenues and Merchandise Sales
     -- Net revenues were $91.7 million for the second quarter of fiscal 2005, a 42 percent increase compared to $64.7 million in the same period in fiscal 2004.
     -- Merchandise sales were $136.8 million for the second quarter of fiscal 2005, a 53 percent increase compared to $89.6 million in the same period in fiscal 2004. A definition of merchandise sales appears later in this news release under "Non-GAAP Financial Measures."

     Components of Net Revenues and Merchandise Sales
     -- Net revenues from product sales from the sporting goods category were $41.9 million for the second quarter of fiscal 2005, a 25 percent increase compared to $33.6 million for the same period last year.
     -- Merchandise sales from the sporting goods category were $51.4 million for the second quarter of fiscal 2005, a 36 percent increase compared to $37.9 million in the same period last year.
     -- Net revenues from product sales from other categories were $33.3 million for the second quarter of fiscal 2005, a 70 percent increase compared to $19.5 million for the same period last year.
     -- Merchandise sales from other categories were $85.4 million for the second quarter of fiscal 2005, a 65 percent increase compared to $51.7 million in the same period last year.
     -- Service fee revenues were $16.5 million in the second quarter of fiscal 2005, a 43 percent increase compared to $11.6 million in the same period last year.

     Net Loss, EPS and Adjusted EBITDA
     -- Net loss was $2.8 million or $0.07 per share for the second quarter of fiscal 2005, compared to a net loss of $3.1 million or $0.08 per share in the same period last year.
     -- Stock-based compensation expense was $1.7 million in the second quarter of fiscal 2005, compared to $153,000 in the same period last year. The increase in stock-based compensation was primarily due to the impact that the increase in the price of the company's common stock during the second quarter had on historical stock awards subject to variable accounting and the issuance of restricted stock awards under its new long-term incentive compensation program.
     -- Adjusted EBITDA was $2.5 million for the second quarter of fiscal 2005, compared to an adjusted EBITDA loss of $535,000 in the same period last year. A definition of adjusted EBITDA appears later in this news release under "Non-GAAP Financial Measures."

     Gross Profit and Operating Expenses
     -- Gross profit was $34.6 million in the second quarter of fiscal 2005, an increase of 38 percent compared to $25.1 million in the same period last year.
     -- Gross margin was 37.8 percent in the second quarter of fiscal 2005, a decline of 100 basis points from 38.8 percent in the same period last year. The decline in gross margin was primarily due to product sales from other categories, which carry lower gross margins on a relative basis, growing more rapidly than product sales from sporting goods.
     -- Total operating expenses were $37.6 million for the second quarter of fiscal 2005, a 32 percent increase compared to $28.5 million for the same period last year.
     -- Total operating expenses, as a percentage of net revenues, decreased to 41.0 percent in the second quarter of fiscal 2005 compared to 44.0 percent in the second quarter of fiscal 2004.
     -- Total operating expenses of $37.6 million, as a percentage of merchandise sales of $136.8 million, were 27.5 percent in the second quarter of fiscal 2005. This compared to total operating expenses of $28.5 million in the same period last year, which as a percentage of merchandise sales of $89.6 million, was 31.8 percent.

     Balance Sheet
     -- The company's cash, cash equivalents, short-term investments and marketable securities at the end of the second fiscal quarter of 2005 were $117.5 million compared to $75.4 million at the end of fiscal year 2004, and $48.2 million at the end of second fiscal quarter of 2004.

     Key Events Since April 27, 2005
     -- The company signed a multiyear agreement to provide a comprehensive e-commerce solution for General Nutrition Corporation (GNC), the largest global specialty retailer of nutritional supplements. The agreement calls for GSI Commerce to provide GNC with an e-commerce solution that includes core technology, fulfillment and customer care operations. GNC's new e-commerce business is expected to launch in the fourth quarter of this year.
     --   The company signed a multiyear agreement with Zale Corporation (NYSE:
          ZLC) to provide North America's largest specialty retailer of fine jewelry with multichannel e-commerce solutions for each of its brands
          - Zales Jewelers, Zales Outlet, Gordon's Jewelers, Bailey Banks & Biddle Fine Jewelers and Piercing Pagoda in the United States as well as Peoples Jewellers and Mappins Jewellers in Canada. The e-commerce solution includes the core technology platform, customer care operations and multichannel initiatives.
     -- In addition, the company signed multiyear agreements with three new partners. All three partners are expected to launch their new e-commerce operations during the third and fourth quarters of this year. Revenues from all three new partners will be recorded as service fees. GSI Commerce will provide its core technology platform and fulfillment services to all three new partners and customer care operations for two of the new partners.
     -- The company announced it had entered into a definitive agreement pursuant to which it would acquire control of privately held Aspherio, S.L., a Barcelona, Spain-based provider of outsourced e-commerce solutions (http://www.aspherio.com). Subject to the satisfaction of certain conditions, the acquisition is expected to close in late 2005 or early 2006.
     -- The company successfully raised approximately $80 million of net proceeds through the concurrent sale of 1.8 million common shares and $57.5 million aggregate principal amount of 3 percent convertible notes due 2025. The company will use the net proceeds for working capital and general corporate purposes, including possible acquisitions.

     Fiscal 2005 Third Quarter and Annual Financial Guidance
     The following forward-looking statements reflect GSI Commerce's expectations as of July 27, 2005. GSI Commerce provides guidance for its business based only on signed partner agreements. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce and various other risk factors discussed below and in our public reports, actual results may differ materially. At this time, GSI Commerce has decided not to early adopt FASB 123(R) and, accordingly, the company's guidance does not include any impact from this accounting provision. In calculating stock-based compensation expense, which is included in the company's financial guidance, it is assumed the company's stock price will remain unchanged from period to period for future quarters.

     The company provides the following guidance for the fiscal 2005 third quarter:
     -- Net revenues are expected to be in the range of $79.0 million to $84.0 million.
     -- Merchandise sales are expected to be in the range of $122.0 million to $132.0 million.
     -- Net loss is expected to be in the range of $2.5 million to $3.0 million.
     -- Adjusted EBITDA is expected to be in the range of $1.5 million to $2.0 million.

     The company provides the following updated guidance for fiscal year 2005:
     -- Net revenues are expected to be in the range of $430.0 million to $445.0 million.
     -- Merchandise sales are expected to be in the range of $675.0 million to $695.0 million.
     -- Net income is expected to be in the range of $9.5 million to $10.5 million.
     -- Adjusted EBITDA is expected to be in the range of $28.0 million to $29.0 million.

    "Our updated guidance reflects higher net revenue and merchandise sales expectations compared to our previous guidance primarily due to the addition of five new partners. Our third quarter guidance reflects the normal seasonality of our business. In fiscal 2004, launch activity in the second fiscal quarter drove higher sequential net revenue in the third fiscal quarter, whereas, in fiscal 2005, launch activity is expected to be concentrated late in the fiscal third quarter and early in the fiscal fourth quarter," commented Jordan Copland, executive vice president and chief financial officer. "We have raised the low end of our adjusted EBITDA guidance, but kept the top end the same due to higher expected volume, offset to a large extent by higher launch costs attributable to the addition of new partners more quickly than expected during the year. While we are incurring the launch expenses for these new partners in 2005, we expect the principal benefit to be realized in 2006 and beyond. Our expected net income range has been adjusted primarily to take into consideration higher anticipated stock- based compensation expense. The expected increase in stock-based compensation expense for 2005 is due to the increase in our stock price in the second quarter of fiscal 2005 and the issuance or expected issuance of restricted stock awards as a portion of compensation for certain employees. Historically, GSI Commerce issued stock options to employees, for which there was no required earnings charge. In anticipation of adopting FASB 123(R) (Share-Based Payments), the company instituted a revised long-term incentive compensation program that emphasizes restricted stock awards and which required the expensing of certain grants beginning in the second quarter of fiscal 2005."

     Non-GAAP Financial Measures
     This news release contains the non-GAAP measures merchandise sales, certain ratios that use merchandise sales and adjusted EBITDA. Merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise, or records the full amount of such sales on its financial statements. GSI Commerce uses merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and business management costs such as department staffing levels in partner services are related to the amount of sales made through GSI Commerce's platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to both GAAP net revenue as well as the non-GAAP financial measure merchandise sales and the percentages that such expenses bear to net revenues and merchandise sales.

     GSI Commerce also uses adjusted EBITDA, which represents earnings (or losses) before interest income/expense, taxes, depreciation, amortization, and stock-based compensation. GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which may fluctuate materially due to fluctuations in the price of GSI Commerce's common stock both on a quarterly and annual basis, and does not consistently reflect GSI Commerce's results from its core business activities.

     These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules and are contained later in this release.

     Second Quarter 2005 Conference Call
     GSI Commerce has scheduled a conference call on July 27, at 4:45 p.m. EDT to discuss the company's fiscal 2005 second quarter results and expectations for future performance. For access to the conference call, please call the toll-free conference number, 1-800-591-6923, by 4:30 p.m. EDT on July 27. The conference passcode is "38701957." Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, http://www.gsicommerce.com, and click on the link provided on the home page. Please do this at least 15 minutes prior to the call (4:30 p.m. EDT) to register, download and install any necessary audio software. The conference call also will be broadcast live on the Web through CCBN StreetEvents (http://www.streetevents.com). For those who cannot listen to the live Webcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through Aug 29. Access to a recording of the conference call can be made by calling toll-free, 1-888-286-8010. The telephone replay passcode is "54171910." In addition, access to a replay of the conference call's Webcast can be found on the home page of the GSI Commerce Web site. Access to the Webcast replay also will remain available through Aug. 29.

     About GSI Commerce
     GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: core technology, supporting infrastructure and partner services. We either operate, or will operate pursuant to signed agreements, all or portions of the e-commerce businesses for approximately 50 partners.

     Forward-Looking Statements
     All statements made in this release and to be made in GSI Commerce's fiscal 2005 second quarter conference call, including those in the tape recording, live audio and live Webcast of the call, other than statements of historical fact, are or will be forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," "prospects," and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce's business, financial condition and operating results include the effects of changes in the economy, the impact of FASB 123(R), consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                  Six Months Ended
                                                          --------------------------------
                                                              July 3,           July 2,
                                                               2004              2005
                                                          --------------    --------------
                                                          (as restated)
Cash Flows from Operating Activities:
  Net loss                                                $       (7,174)   $       (4,453)
  Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
    Depreciation and amortization                                  5,245             6,739
    Stock-based compensation                                         780             1,518
    Gain on exchange of note receivable                               (6)                -
  Changes in operating assets and liabilities:
    Accounts receivable, net                                      (2,385)            3,765
    Inventory                                                        879             4,665
    Prepaid expenses and other current assets                        346              (759)
    Notes receivable                                                  32                 -
    Other assets, net                                               (182)           (2,464)
    Accounts payable and accrued expenses
     and other                                                    (6,656)          (38,338)
    Deferred revenue                                              (3,229)           (1,923)

    Net cash used in operating activities                        (12,350)          (31,250)

Cash Flows from Investing Activities:
  Acquisition of property and equipment, net                     (23,658)          (11,702)
  Payments received on notes receivable                              826                 -
  Deferred cost in other                                               -              (572)
  Net cash paid for equity investment                                  -              (136)
  Purchases of marketable securities (1)                         (17,308)          (81,728)
  Sales of marketable securities (1)                              15,105            43,000

      Net cash used in investing activities                      (25,035)          (51,138)

Cash Flows from Financing Activities:
  Proceeds from convertible notes                                      -            57,500
  Repayments of loan                                                   -              (339)
  Repayments of capital lease obligations                              -              (268)
  Proceeds from mortgage note                                     13,000                 -
  Repayments of mortgage note                                          -               (71)
  Proceeds from sale of common stock                                   -            26,380
  Proceeds from exercises of common
   stock options                                                   1,052             2,605

      Net cash provided by financing
       activities                                                 14,052            85,807

Net (decrease) increase in cash and
 cash equivalents                                                (23,333)            3,419
Cash and cash equivalents, beginning of year                      38,808            20,064

Cash and cash equivalents, end of period                  $       15,475    $       23,483

(1) The Company's consolidated financial statements for the year ended January 1, 2005 were restated to change the classification of the investment in auction rate securities from cash and cash equivalents to marketable securities. Accordingly, the Company restated its Condensed Consolidated Statement of Cash Flows for the six-month period ended July 3, 2004 to reflect the purchases of $11.2 million and sales of $12.5 million of these investments as investing activities rather than as a component of cash and cash equivalents.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                      January 1,        July 2,
                                                         2005            2005
                                                     ------------    ------------
                      ASSETS
Current assets:
     Cash and cash equivalents                       $     20,064    $     23,483
     Marketable securities                                 55,359          94,006
     Accounts receivable, net of
      allowance of $408 and $291,
      respectively                                         14,908          11,143
     Inventory                                             37,773          33,108
     Prepaid expenses and other
      current assets                                        2,382           3,141
          Total current assets                            130,486         164,881

Property and equipment, net                                74,286          79,262
Goodwill                                                   13,453          13,453
Other equity investments                                    2,847           5,108
Other assets, net of accumulated
 amortization of $4,416 and $5,640,
 respectively                                              10,824          12,107
          Total assets                               $    231,896    $    274,811

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                $     58,762    $     26,332
     Accrued expenses and other                            31,691          25,779
     Deferred revenue                                       9,370           7,447
     Current portion - long-term debt
      and other                                               971             600
          Total current liabilities                       100,794          60,158

Long-term debt and other                                   13,564          13,257
Convertible notes                                               -          57,500
          Total liabilities                               114,358         130,915

Commitments and contingencies

Stockholders' equity:
     Common stock, $0.01 par value,
      90,000,000 shares authorized;
      41,584,061 and 43,919,755 shares
      issued as of January 1, 2005 and
      July 2, 2005, respectively;
      41,582,851 and 43,919,552 shares
      outstanding as of January 1, 2005
      and July 2, 2005, respectively                          416             439
     Additional paid in capital                           294,495         323,811
     Accumulated other comprehensive
      (loss) income                                          (104)          1,368
     Accumulated deficit                                 (177,269)       (181,722)
          Total stockholders' equity                      117,538         143,896

          Total liabilities and
           stockholders' equity                      $    231,896    $    274,811

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                          Three Months Ended               Six Months Ended
                                                     ----------------------------    ----------------------------
                                                        July 3,         July 2,         July 3,         July  2,
                                                         2004            2005            2004            2005
                                                     ------------    ------------    ------------    ------------
Revenues:
     Net revenues from product sales                 $     53,131    $     75,158    $    110,009    $    151,810
     Service fee revenues                                  11,558          16,488          20,948          31,194

          Net revenues                                     64,689          91,646         130,957         183,004
Cost of revenues from product sales                        39,564          57,046          81,072         114,672

          Gross profit                                     25,125          34,600          49,885          68,332

Operating expenses:
     Sales and marketing, exclusive
      of $195, $934, $690 and $1,124
      reported below as stock-based
      compensation, respectively                           16,787          21,288          34,236          42,199
     Product development, exclusive
      of ($47), $253, $2 and $223
      reported below as stock-based
      compensation, respectively                            4,498           6,436           8,981          13,025
     General and administrative,
      exclusive of $5, $561, $88
      and $171 reported below as
      stock-based compensation,
      respectively                                          4,375           4,519           8,295           9,744
     Stock-based compensation                                 153           1,748             780           1,518
     Depreciation and amortization                          2,646           3,617           5,245           6,739

          Total operating expenses                         28,459          37,608          57,537          73,225

Other (income) expense:
     Other (income) expense                                     2            (169)              3            (268)
     Interest expense                                          54             413              54             646
     Interest income                                         (244)           (475)           (535)           (818)

          Total other (income)
           expense                                           (188)           (231)           (478)           (440)

Net income (loss)                                    $     (3,146)   $     (2,777)   $     (7,174)   $     (4,453)

Earnings (loss) per share - basic
 and diluted:
     Net income (loss) - basic                       $      (0.08)   $      (0.07)   $      (0.18)   $      (0.11)
     Net income (loss) - diluted                     $      (0.08)   $      (0.07)   $      (0.18)   $      (0.11)

Weighted average shares outstanding:
     basic                                                 40,991          42,551          40,930          42,106
     diluted                                               40,991          42,551          40,930          42,106

                       GSI COMMERCE, INC. AND SUBSIDIARIES
               ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
                                 (In thousands)
                                   (Unaudited)

                                                          Three Months Ended               Six Months Ended
                                                     ----------------------------    ----------------------------
                                                        July 3,         July 2,         July 3,         July  2,
                                                         2004            2005            2004            2005
                                                     ------------    ------------    ------------    ------------
Adjusted EBITDA:
     Net gain (loss) excluding
      interest income and expense,
      taxes and charges for stock-
      based compensation and
      depreciation and amortization                  $       (535)   $      2,526    $     (1,627)   $      3,632

Reconciliation of Adjusted EBITDA to
 GAAP results:
     Adjusted EBITDA                                 $       (535)   $      2,526    $     (1,627)   $      3,632

     Interest expense                                          54             413              54             646
     Interest income                                         (242)           (475)           (532)           (818)
     Taxes                                                      -               -               -               -
     Stock-based compensation                                 153           1,748             780           1,518
     Depreciation and amortization                          2,646           3,617           5,245           6,739

     Net loss                                        $     (3,146)   $     (2,777)   $     (7,174)   $     (4,453)

                       GSI COMMERCE, INC. AND SUBSIDIARIES
            MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
                             (Dollars in thousands)
                                   (Unaudited)

                                                          Three Months Ended
                                                     ----------------------------             Variance
                                                        July 3,         July 2,      ----------------------------
                                                         2004            2005           Amount             %
                                                     ------------    ------------    ------------    ------------
Merchandise sales (1) - (a non-GAAP
 financial measure):
     Category:
          Sporting goods                             $     37,912    $     51,392    $     13,480              36%
          Other                                            51,669          85,367          33,698              65%
               Total merchandise
                sales (1) - (a non-
                GAAP financial
                measure)                             $     89,581    $    136,759    $     47,178              53%

Net revenues - (GAAP basis):
   Net revenues from product sales:
     Category:
          Sporting goods                             $     33,586    $     41,899    $      8,313              25%
          Other                                            19,545          33,259          13,714              70%

               Total net revenues
                from product sales                         53,131          75,158          22,027              41%

   Service fee revenues                                    11,558          16,488           4,930              43%

               Total net revenues -
                (GAAP basis)                         $     64,689    $     91,646    $     26,957              42%

Reconciliation of merchandise sales
 (1) to net revenues:
Merchandise sales (1) - (a non-GAAP
 financial measure):
     Category:
          Sporting goods                             $     37,912    $     51,392    $     13,480              36%
          Other                                            51,669          85,367          33,698              65%
               Total merchandise
                sales (1) - (a non-
                GAAP financial
                measure)                                   89,581         136,759          47,178              53%
   Less:
    Sales by partners (2):
     Category:
          Sporting goods                                   (4,326)         (9,493)         (5,167)            119%
          Other                                           (32,124)        (52,108)        (19,984)             62%

               Total sales by
                partners (2)                              (36,450)        (61,601)        (25,151)             69%
   Add:
    Service fee revenues                                   11,558          16,488           4,930              43%

               Net revenues - (GAAP basis)           $     64,689    $     91,646    $     26,957              42%

(1) Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2) Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
            MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
                             (Dollars in thousands)
                                   (Unaudited)

                                                           Six Months Ended
                                                     ----------------------------             Variance
                                                        July 3,         July 2,      ----------------------------
                                                         2004            2005           Amount             %
                                                     ------------    ------------    ------------    ------------
Merchandise sales (1) - (a non-GAAP
 financial measure):
     Category:
          Sporting goods                             $     72,998    $     98,889    $     25,891              35%
          Other                                           102,470         174,112          71,642              70%
               Total merchandise sales
                (1) - (a non-GAAP
                financial measure)                   $    175,468    $    273,001    $     97,533              56%

Net revenues - (GAAP basis):
   Net revenues from product sales:
     Category:
          Sporting goods                             $     67,124    $     81,686    $     14,562              22%
          Other                                            42,885          70,124          27,239              64%

               Total net revenues from
                product sales                             110,009         151,810          41,801              38%

   Service fee revenues                                    20,948          31,194          10,246              49%

               Total net revenues -
                (GAAP basis)                         $    130,957    $    183,004    $     52,047              40%

Reconciliation of merchandise sales (1)
 to net revenues:
Merchandise sales (1) - (a non-GAAP
 financial measure):
     Category:
          Sporting goods                             $     72,998    $     98,889    $     25,891              35%
          Other                                           102,470         174,112          71,642              70%
               Total merchandise sales
                (1) - (a non-GAAP
                financial measure)                        175,468         273,001          97,533              56%
   Less:
    Sales by partners (2):
     Category:
          Sporting goods                                   (5,874)        (17,203)        (11,329)            193%
          Other                                           (59,585)       (103,988)        (44,403)             75%

               Total sales by
                partners (2)                              (65,459)       (121,191)        (55,732)             85%
   Add:
    Service fee revenues                                   20,948          31,194          10,246              49%

               Net revenues - (GAAP
                basis)                               $    130,957    $    183,004    $     52,047              40%

(1) Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2) Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

     Contacts:

     Michael Conn                              Greg Ryan
     Senior Vice President, Corp. Development  Director, Corp. Communications
     tel: 610-491-7002                         tel: 610-491-7294
     e-mail: connm@gsicommerce.com             e-mail: ryang@gsicommerce.com

SOURCE  GSI Commerce Inc.
    -0-                             07/27/2005
    /CONTACT: Michael Conn, Senior Vice President, Corp. Development, +1-610-491-7002 or connm@gsicommerce.com, or Greg Ryan, Director, Corp. Communications, +1-610-491-7294 or ryang@gsicommerce.com, both of GSI Commerce/
    /Web site:  http://www.gsicommerce.com/